SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 28, 2003

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On January 28, 2003, Proxim Corporation (the “Registrant”) issued a press release announcing its 2002 fourth quarter and year end results, which included the following financial statements of the Registrant, attached as Exhibit 99.1 hereto and incorporated by reference herein: (i) the Registrant’s unaudited consolidated balance sheets at December 31, 2002 and December 31, 2001, (ii) the Registrant’s unaudited consolidated statements of operations for the three months and years ended December 31, 2002 and December 31, 2001 and (iii) the Registrant’s unaudited quarterly statements of operations for each of the eight quarters in the period ended December 31, 2002.

     The Registrant’s results for the year ended December 31, 2002 include the reclassification of a provision for excess and obsolete inventory of $12.7 million from restructuring charges to cost of revenue recorded in the first quarter ended March 27, 2002.

Item 7. Financial Statements and Exhibits.

     The following exhibit is being filed with this report:

Exhibit 99.1	Proxim Corporation’s (i) unaudited consolidated balance sheets at December 31, 2002 and December 31, 2001, (ii) unaudited consolidated statements of operations for the three months and years ended December 31, 2002 and December 31, 2001 and (iii) unaudited quarterly statements of operations for each of the eight quarters in the period ended December 31, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: January 29, 2003	By:	/s/ KEITH E. GLOVER Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary

INDEX TO EXHIBITS

Exhibits

99.1	Proxim Corporation’s (i) unaudited consolidated balance sheets at December 31, 2002 and December 31, 2001, (ii) unaudited consolidated statements of operations for the three months and years ended December 31, 2002 and December 31, 2001 and (iii) unaudited quarterly statements of operations for each of the eight quarters in the period ended December 31, 2002.